UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2025

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Leggett Road
Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 27, 2025, Leggett & Platt, Incorporated (the “Company”) issued a press release announcing its financial results for the third quarter ending September 30, 2025 and related matters. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On October 28, 2025, the Company will hold an investor conference call to discuss its third quarter results, annual guidance, market conditions, company initiatives, and related matters.

The press release contains the Company’s (i) Net Debt/Adjusted EBITDA (trailing twelve months) ratio; (ii) Adjusted EPS; (iii) Adjusted EBIT; (iv) Adjusted EBIT Margin; (v) EBITDA; (vi) EBITDA Margin; (vii) Adjusted EBITDA; (viii) Adjusted EBITDA Margin; (ix) Adjusted EBITDA (trailing twelve months); and (x) change in Organic Sales.

The press release also contains Segments’ (i) Adjusted EBIT; (ii) Adjusted EBIT Margin; (iii) Adjusted EBITDA; (iv) Adjusted EBITDA Margin; and (v) change in Organic Sales.

Company management believes the presentation of Net Debt/Adjusted EBITDA (trailing twelve months) provides investors a useful way to assess the time it would take the Company to pay off its debt, ignoring various factors including interest and taxes. Management uses this ratio as supplemental information to assess its ability to pay off its incurred debt. Because we may not be able to use our earnings to reduce our debt on a dollar-for-dollar basis, the presentation of Net Debt/Adjusted EBITDA (trailing twelve months) may have material limitations.

Company management believes the presentation of Company Adjusted EPS, Adjusted EBIT, Adjusted EBIT Margin, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA (trailing twelve months), and Segment Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, and Adjusted EBITDA Margin is useful to investors in that it aids investors’ understanding of underlying operational profitability. Management uses these non-GAAP measures as supplemental information to assess the Company’s operational performance.

Organic Sales is calculated as trade sales excluding sales attributable to acquisitions and divestitures consummated within the last twelve months. Company management believes the presentation of change in Organic Sales is useful to investors and is used by management as supplemental information to analyze our underlying sales performance from period to period in our legacy businesses.

The above non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered a substitute for, or more meaningful than, their GAAP counterparts. For non-GAAP reconciliations, please refer to pages 7 and 8 of the press release.

Item 7.01	Regulation FD Disclosure.

The information provided in Item 2.02, including Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated October 27, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Denotes furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: October 27, 2025	By:	/s/ Jennifer J. Davis
Jennifer J. Davis
Executive Vice President – General Counsel

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